      As filed with the Securities and Exchange Commission on March 1, 2002
                                                      Registration No. 333-75936


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------
                             CP LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

          Maryland                        6500                       38-3140664
(State or other jurisdiction        (Primary Standard             (I.R.S. Employer
     of incorporation or        Industrial Classification      Identification Number)
        organization)                 Code Number)

                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111
                                 (303) 741-3707

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Gary P. McDaniel
                             Chief Executive Officer
                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111
                                 (303) 741-3707
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                               Jay Bernstein, Esq.
                             Timothy W. Korth, Esq.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000

                              --------------------

         Approximate date of commencement of the proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                              --------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                             CP LIMITED PARTNERSHIP

     OFFER TO EXCHANGE OUR NEW 7.125% SENIOR NOTES DUE 2011, WHICH HAVE BEEN
        REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ALL
                OF OUR OUTSTANDING 7.125% SENIOR NOTES DUE 2011,
                         WHICH HAVE NOT BEEN REGISTERED

                           ---------------------------

                          Terms of the Exchange Offer:


o We are offering to exchange up to $150,000,000 aggregate principal amount of our registered 7.125% senior notes due 2011 (or the exchange notes) for an equal principal amount of our unregistered 7.125% senior notes due 2011 (or the unregistered notes).


o The exchange offer expires at 5:00 p.m., New York City time, on , 2002, unless extended.

o The exchange of unregistered notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes.

o We will accept any and all unregistered notes validly tendered and not withdrawn for exchange before the exchange offer expires.

o The exchange offer is not subject to any condition, other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and certain other customary conditions.


o You should read the section called "The Exchange Offer" that begins on page 10 for further information on how to exchange your unregistered notes for exchange notes.


o To exchange your unregistered notes for exchange notes you must make the representations described in the section called "The Exchange Offer--Procedures for Tendering."

o    We will not receive any proceeds from the exchange offer.

o You may withdraw your tender of unregistered notes any time before the exchange offer expires.

o The form and terms of the exchange notes and the unregistered notes are identical in all material respects, except that the exchange notes have been registered under the Securities Act of 1933, as amended, and, therefore, will not be subject to certain transfer restrictions, registration rights and provisions providing for an increase, under certain circumstances, in the interest rate of the unregistered notes.

o The exchange notes will be evidence of the same indebtedness as the unregistered notes and will be issued under, and entitled to the benefits of, the same indenture that governs the unregistered notes.

o You may tender unregistered notes only in denominations of $1,000 and integral multiples of $1,000.

                           ---------------------------

         See "Risk Factors," which begins on page 8, for a discussion of certain factors that should be considered by holders before tendering their unregistered notes for exchange notes in the exchange offer.

                           ---------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ---------------------------



                  The date of this prospectus is March , 2002.

         In making your investment decision, you should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with any other information. We are offering to exchange the unregistered notes for exchange notes only in places where offers and sales are permitted. The information contained in, or incorporated by reference into, this prospectus is accurate only as of the date such information is presented.

                           ---------------------------

                                TABLE OF CONTENTS


Where You Can Find More Information ..........................................................................   i

Prospectus Summary ...........................................................................................   1

The Exchange Notes ...........................................................................................   5

Risk Factors .................................................................................................   8

Forward-Looking Statements ...................................................................................   9

Use of Proceeds ..............................................................................................   9

Ratio of Earnings to Fixed Charges ...........................................................................  10

The Exchange Offer ...........................................................................................  10

Description of the Exchange Notes ............................................................................  20

Outstanding Indebtedness .....................................................................................  33

Federal Income Tax Considerations ............................................................................  36

Plan of Distribution .........................................................................................  38

Experts ......................................................................................................  39

Legal Matters ................................................................................................  39


                           ---------------------------



                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (or SEC). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available from the SEC's web site at "http://www.sec.gov."

         This prospectus is part of a registration statement filed by us with the SEC under the Securities Act of 1933, as amended (or the Securities Act). As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" the information we file with them, which means:

         o        incorporated documents are considered part of this prospectus;

         o we can disclose important information to you by referring you to those documents; and

         o information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

         We filed the following documents with the SEC (File No. 33-85492) and incorporate them by reference into this prospectus:

         o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and


         o Our Current Report on Form 8-K filed with the SEC on August 20, 2001 and our Current Reports on Form 8-K/A filed with the SEC on October 17, 2001, December 21, 2001 and March 1, 2002.

         All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (or the Exchange Act), subsequent to the date of this prospectus and prior to the termination of this exchange offer shall be deemed to be incorporated by reference into this prospectus and made a part hereof from the date of the filing of such documents.


         You can obtain any of our filings incorporated by reference into this prospectus from us or from the SEC on the SEC's web site at the addresses listed above. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of these filings or portions of these filings by writing or telephoning our Corporate Secretary at the following address:

                             CP Limited Partnership
                             6160 South Syracuse Way
                        Greenwood Village, Colorado 80111
                                 (303) 874-3334

         If you would like to request documents, please do so by , 2002 in order to receive them before the exchange offer expires on , 2002.




         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL WE ACCEPT TENDERED UNREGISTERED NOTES FOR EXCHANGE FROM, HOLDERS OF UNREGISTERED NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF THAT JURISDICTION.

                               PROSPECTUS SUMMARY

         The following summary may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding us and the exchange notes being offered in the exchange offer which are included in, or incorporated by reference into, this prospectus. You should carefully consider the information disclosed under "Risk Factors" in this prospectus before deciding to participate in the exchange offer. Unless otherwise indicated, all references in this prospectus to "we," "us" and "our" refer to CP Limited Partnership and its subsidiaries.


                             CP LIMITED PARTNERSHIP

         We are a Maryland limited partnership managed by our general partners, Chateau Communities, Inc. and its wholly-owned subsidiary, ROC Communities, Inc. Chateau, a self-administered and self-managed real estate investment trust, is the largest owner/manager of manufactured home communities in the United States. Chateau, which conducts substantially all of its activities through us, owns, directly and through subsidiaries, an approximate 83% general partner interest in CP Limited Partnership.

         We own and operate, on behalf of Chateau, 216 manufactured home communities, containing 70,303 homesites and 1,359 park model/RV sites, located in 33 states. We also fee manage, on behalf of Chateau, 38 manufactured home communities, containing an aggregate of 8,118 homesites, located in 14 states. We are also involved in the development and expansion of manufactured home communities and, through our subsidiary, Community Sales, Inc., the sale of new and pre-owned manufactured homes, the brokerage of pre-owned manufactured homes and the assistance of residents in the arrangement of financing and insurance services. If you want to find more information about us, please see "Where You Can Find More Information" in this prospectus.

                               THE EXCHANGE OFFER

         The following is a brief summary of the exchange offer. For a more complete description of the terms of the exchange offer, please see "The Exchange Offer" in this prospectus.

Terms of the Exchange Offer

Purpose and Effect ..............................   We sold $150,000,000 aggregate principal amount of
                                                    unregistered 7.125% senior notes due 2011 (or the
                                                    unregistered notes) on October 30, 2001.  The initial
                                                    purchasers of the unregistered notes were Banc One Capital
                                                    Markets, Inc., Credit Suisse First Boston Corporation, UBS
                                                    Warburg LLC and A.G. Edwards & Sons, Inc., who privately
                                                    placed the unregistered notes with institutional investors.
                                                    In connection with this sale, we executed and delivered a
                                                    registration rights agreement, dated October 30, 2001, for the benefit of the holders of the unregistered notes,
                                                    providing for, among other things, this exchange offer.  See
                                                    "The Exchange Offer--Terms of the Exchange Offer."

The Exchange Offer ..............................   We are offering to exchange up to $150,000,000 aggregate
                                                    principal amount of our new 7.125% senior notes due 2011 (or the exchange notes), which will be registered with the SEC, for an equal principal amount of unregistered notes validly tendered prior to the expiration of the exchange offer.
                                                    Unregistered notes may only be tendered in integral
                                                    multiples of $1,000.

                                                    If you do not accept our exchange offer and validly tender your unregistered notes, you will continue to hold
                                                    unregistered notes and will continue to be subject to the
                                                    rights and limitations applicable to those unregistered
                                                    notes, including existing transfer restrictions. After the exchange offer is completed, we will have no further
                                                    obligation to provide for the registration under the
                                                    Securities Act of your unregistered notes, except in certain limited circumstances. In addition, after the exchange offer, we will no longer be subject to the provisions contained in the registration rights agreement providing for an increase in the interest rate of the unregistered notes under certain circumstances relating to the registration of the exchange notes.

Registration Rights .............................   We sold the unregistered notes pursuant to a purchase
                                                    agreement, dated October 23, 2001, between us and the
                                                    initial purchasers of the unregistered notes.  Pursuant to the purchase agreement, we and the initial purchasers
                                                    entered into the registration rights agreement, which grants the holders of the unregistered notes specific exchange and registration rights.  The exchange offer is intended to
                                                    satisfy those rights.  See "The Exchange Offer--Terms of the
                                                    Exchange Offer."

Expiration ......................................   Date The exchange offer will expire at 5:00 p.m., New York
                                                    City time, on , 2002, unless it is extended, in which case the expiration date means the latest date and time to which the exchange offer is extended. See "The Exchange
                                                    Offer--Expiration Date; Extensions; Amendments."


Conditions ......................................   The exchange offer is not conditioned on any minimum
                                                    principal amount of unregistered notes being tendered or
                                                    accepted for exchange.  The exchange offer is subject to
                                                    certain customary conditions, which may be waived by us.  We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date if these conditions occur.  See "The Exchange Offer--Conditions."
Procedures for Tendering
     Unregistered Notes .........................   If you wish to tender your unregistered notes through the
                                                    exchange offer, you must either (1) complete, sign and date the letter of transmittal, or a facsimile thereof, according to the instructions contained in this prospectus and in the letter of transmittal or (2) with respect to the
                                                    unregistered notes tendered under the procedures for
                                                    book-entry transfers described herein, send an agent's
                                                    message, which is a message that indicates you have agreed to the contents of the letter of transmittal and the letter of transmittal may be enforced against you, to the exchange agent for the unregistered notes.  You must mail or
                                                    otherwise deliver the letter of transmittal, or a facsimile thereof, or the agent's message with the unregistered notes or a book-entry confirmation, as the case may be, and any
                                                    other required documentation to the exchange agent at the
                                                    address set forth in this prospectus.  The method of
                                                    delivery of this documentation is at your election and
                                                    risk.  By executing the letter of transmittal or sending an agent's message, you will represent to us, among other
                                                    things, that:

                                                    o            the exchange notes acquired through the exchange
                                                                 offer by you are being acquired in the ordinary
                                                                 course of your business;

                                                    o            you are not participating, do not intend to
                                                                 participate and have no arrangement or
                                                                 understanding with any person to participate in
                                                                 the distribution of the exchange notes; and

                                                    o            you are not an affiliate, as defined under Rule
                                                                 405 of the Securities Act, of ours.

                                                    Each broker-dealer that receives exchange notes for its own account in exchange for unregistered notes, which were
                                                    acquired by the broker-dealer as a result of market-making activities or other trading activities (except for
                                                    unregistered notes acquired directly from us), must
                                                    acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes. See "The Exchange Offer--Procedures for Tendering."

Special Procedures for Beneficial Owners ........   If you are a beneficial owner whose unregistered notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.  If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your unregistered notes, either make appropriate arrangements to register
                                                    ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder.
                                                    The transfer of registered ownership may take considerable time.  See "The Exchange Offer--Procedures for Tendering."

Book-Entry Transfer .............................   Any financial institution that is a participant in the
                                                    system of The Depositary Trust Company (or DTC) may make
                                                    book-entry delivery of unregistered notes by causing DTC to transfer unregistered notes into the exchange agent's
                                                    account at DTC in accordance with DTC's procedures for
                                                    transfer.  See "The Exchange Offer--Book-Entry Transfer."

Withdrawal Rights ...............................   Tenders may be withdrawn at any time before 5:00 p.m., New
                                                    York City time, on the expiration date.  See "The Exchange
                                                    Offer--Withdrawal of Tenders."
Acceptance of Unregistered Notes and
     Delivery of Exchange Notes .................   Upon satisfaction or waiver of all conditions of the
                                                    exchange offer, we will accept for exchange any and all
                                                    unregistered notes that are validly tendered and not
                                                    withdrawn before 5:00 p.m., New York City time, on the
                                                    expiration date.  The exchange notes issued in connection
                                                    with the exchange offer will be delivered promptly following acceptance of the unregistered notes by us after the
                                                    expiration date.  See "The Exchange Offer--Procedures for
                                                    Tendering."

Federal Income Tax Considerations ...............   The exchange of unregistered notes for exchange notes by
                                                    tendering holders will not be a taxable exchange for U.S.
                                                    federal income tax purposes.  See "Federal Income Tax
                                                    Considerations."

Use of Proceeds .................................   We will not receive any proceeds in connection with the
                                                    exchange offer.

Exchange Agent ..................................   Bank One Trust Company, National Association, a national
                                                    banking association incorporated and existing under the laws of the United States of America, is serving as exchange
                                                    agent in the exchange offer.  See "The Exchange
                                                    Offer--Exchange Agent."

Resales of the Exchange Notes ...................   The exchange notes are being offered by this prospectus to satisfy certain obligations contained in the registration
                                                    rights agreement.  Based on existing interpretations of the
                                                    Securities Act by the staff of the SEC set forth in several no-action or interpretive letters issued to third parties, we believe that the exchange notes issued pursuant to the
                                                    exchange offer may be offered for resale, resold or
                                                    otherwise transferred by you, without further compliance
                                                    with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                                    o            you are acquiring the exchange notes in the
                                                                 ordinary course of your business;

                                                    o            you are not participating, do not intend to
                                                                 participate and have no arrangement or
                                                                 understanding with any person to participate in
                                                                 the distribution of the exchange notes;

                                                    o            you are not an affiliate, as defined under Rule
                                                                 405 under the Securities Act, of ours; and

                                                    o            you are not a broker-dealer who purchased the
                                                                 unregistered notes from us for resale pursuant
                                                                 to Rule 144A or other available exemption under
                                                                 the Securities Act.

                                                    If you acquire exchange notes in the exchange offer to
                                                    distribute or participate in a distribution of exchange
                                                    notes, you cannot rely on the position of the staff of the
                                                    SEC contained in its no-action and interpretive letters and must comply with the registration and prospectus delivery
                                                    requirements of the Securities Act concerning a secondary
                                                    resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives
                                                    exchange notes for its own account through the exchange offer must acknowledge that:

                                                    o            unregistered notes tendered by it in the
                                                                 exchange offer were acquired in the ordinary
                                                                 course of its business as a result of
                                                                 market-making or other trading activities; and

                                                    o            it will deliver a prospectus in connection with
                                                                 any resale of exchange notes received in the
                                                                 exchange offer.

                                                    This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resales of the exchange notes received in exchange for unregistered notes where the unregistered notes were

                                                    acquired by such broker-dealer as a result of market-making or other trading activities, except for unregistered notes acquired directly from us. We have agreed that, for a period of the lesser of 90 days after the consummation of the
                                                    exchange offer or the date on which all such broker-dealers have sold all exchange notes held by them (unless such period is extended pursuant to the registration rights agreement), we will make this prospectus, as amended or supplemented,
                                                    available to any such broker-dealer for use in connection
                                                    with any resale. See "The Exchange Offer--Resale of the
                                                    Exchange Notes."


                               THE EXCHANGE NOTES

         The exchange offer relates to the exchange of up to $150,000,000 aggregate principal amount of exchange notes for an equal principal amount of outstanding unregistered notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions, registration rights and provisions providing for an increase in the interest rate of the unregistered notes under certain circumstances relating to the registration of the exchange notes. The exchange notes issued in the exchange offer will evidence the same debt as the unregistered notes which they replace. The exchange notes are to be issued under an indenture, dated as of December 19, 1997, between us and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee, as supplemented by a fourth supplemental indenture, dated as of October 30, 2001 (or, together, the indenture). The indenture will govern both the exchange notes and the unregistered notes. For a more complete description of the terms of the exchange notes, please see "Description of the Exchange Notes" in this prospectus.

Terms of the Exchange Notes

Issuer ..........................................   CP Limited Partnership, a Maryland limited partnership.

Exchange Notes Offered ..........................   $150,000,000 aggregate principal amount of 7.125% senior
                                                    notes due 2011.

Trustee .........................................   Bank One Trust Company, N.A.

Maturity ........................................   The exchange notes will mature on November 1, 2011, unless we exercise our option to redeem exchange notes prior to such date (or, with respect to such notes, the maturity).

Interest Payment Dates ..........................   May 1 and November 1 of each year, beginning May 1, 2002.

Regular Record Dates for Interest Payments ......   April 15 and October 15, as applicable, next preceding the related interest payment date.

Interest Calculations ...........................   Based on a 360-day year of twelve 30-day months.

Ranking .........................................   The exchange notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated
                                                    indebtedness. The exchange notes will be effectively
                                                    subordinated to the prior claims of each secured mortgage
                                                    lender to any specific property that secures such lender's mortgage. As of December 31, 2001, such mortgages aggregated approximately $285.7 million. See "Outstanding Indebtedness."

Optional Redemption .............................   The exchange notes will be redeemable by us, in whole or in part, at any time, and from time to time, prior to their
                                                    maturity.

Sinking Fund ....................................   None.

Denominations ...................................   $1,000 and integral multiples thereof.

Absence of Market for the Exchange Notes ........   The exchange notes are a new issue of securities with no
                                                    established trading market. We currently have no intention to apply to list the exchange notes on any securities exchange or for quotation through the Private Offering, Resales and
                                                    Trading through Automated Linkages Market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes.

Risk Factors ....................................   See "Risk Factors" and the other information in this
                                                    prospectus for a discussion of factors you should carefully consider before deciding to tender your unregistered notes for exchange notes in the exchange offer.

General Indenture Provisions Applicable to the Exchange Notes

Covenants .......................................   The indenture contains covenants that, among other things, will limit our ability to:

                                                    o            incur indebtedness, including, without
                                                                 limitation, by means of the debt service
                                                                 coverage covenant;

                                                    o            issue, assume or guarantee certain secured
                                                                 indebtedness; and

                                                    o            encumber our assets.

                                                    These covenants are subject to important exceptions and
                                                    qualifications, which are described under the
                                                    "Description of the Exchange Notes" in this prospectus.

Events of Default ...............................   Each of the following is an event of default under the
                                                    indenture:

                                                    o            our failure to pay principal of or premium, if
                                                                 any, on the exchange notes at their maturity;

                                                    o            our failure for 30 days to pay interest when due
                                                                 on the exchange notes;

                                                    o            our failure to perform other covenants with
                                                                 respect to the exchange notes for 60 days after
                                                                 receipt of notice of failure;

                                                    o            default in the payment of an aggregate principal
                                                                 amount exceeding $10,000,000 of other
                                                                 indebtedness by us or of any of our subsidiaries
                                                                 guaranteed by us, subject to certain conditions;
                                                                 and

                                                    o            certain events of bankruptcy, insolvency or
                                                                 reorganization relating to us or any of our
                                                                 significant subsidiaries.

Remedies ........................................   If any event of default with respect to the exchange notes occurs and is continuing, the trustee under the indenture or holders of not less than 25% in aggregate principal amount of outstanding exchange notes may declare the principal thereof immediately due and payable.

Other ...........................................   The exchange notes and, if applicable, any unregistered
                                                    notes remaining outstanding following the exchange offer
                                                    will vote together as a single class for purposes of
                                                    determining whether the holders of the requisite percentage in outstanding principal amount of the unregistered and
                                                    exchange notes have taken certain actions or exercised
                                                    certain rights under the indenture.  See "Description of the
                                                    Exchange Notes--General."

                                  RISK FACTORS

The Restrictions on Transfer of the Unregistered Notes Will Continue If They Are Not Tendered or Are Not Accepted for Exchange.

         We will issue the exchange notes in exchange for the unregistered notes timely received by the exchange agent and accompanied by a properly completed and duly executed letter of transmittal and all other documentation. Therefore, if you want to tender your unregistered notes, you must properly complete all documentation and allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to your tender of the unregistered notes.

         If you do not tender your unregistered notes or they are not accepted by the exchange agent, your unregistered notes will continue to be subject to the existing restrictions upon transfer even after the exchange offer and you will be required, in the absence of an applicable exemption, to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences." In addition, you will no longer be able to require us to register the unregistered notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement, and the provisions contained in the registration rights agreement providing for an increase in the interest rate of the unregistered notes under certain circumstances relating to the registration of the exchange notes shall no longer apply.


There Is Currently No Trading Market for the Exchange Notes and No Trading Market Is Expected to Develop.

         The exchange notes are a new issue of securities for which there is currently no trading market. We cannot guarantee:

         o the liquidity of any market that may develop for the exchange notes;

         o        your ability to sell the exchange notes; or

         o the price at which you would be able to sell the exchange notes.

         Liquidity of any market for the exchange notes and future trading prices of the exchange notes will depend on many factors, including:

         o        prevailing interest rates;

         o        our operating results; and

         o        the market for similar securities.

         The initial purchasers have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and may cease any market-making at any time without notice.

The Seller of an Unregistered Note Might Obtain a Lower Sale Price than that Obtained by the Holder of an Exchange Note Following the Exchange Offer.

         To the extent that unregistered notes are validly tendered and accepted in the exchange offer, the trading market for the untendered unregistered notes and the tendered but unaccepted unregistered notes could be adversely affected due to the limited principal amount of the unregistered notes that is expected to remain outstanding following the exchange offer. A small outstanding amount of unregistered notes could result in less demand to purchase unregistered notes and could, therefore, result in lower prices for the unregistered notes. Moreover, if you do not tender your unregistered notes, you will hold an investment subject to some restrictions on transfer not applicable to the exchange notes and, as a result, you may only be able to sell your unregistered notes at a price that is less than the price available to sellers of the freely tradable exchange notes.




The Exchange Notes May Be Adversely Affected in the Event of a Highly Leveraged Transaction, Change in Control or a Reorganization, Restructuring, Merger or Similar Transaction.

         Other than as described in "Description of the Exchange Notes--Certain Covenants" and "--Consolidation, Merger, Sale, Lease or Conveyance," the indenture does not contain any other provision that would limit our ability to incur indebtedness or that would afford holders of the exchange notes protection in the event of a highly leveraged or similar transaction involving us, our management, the management of Chateau or any affiliate of any such party, a change of control (through the acquisition of securities, the election of directors or otherwise) or a reorganization, restructuring, merger or similar transaction by us that may adversely affect the holders of our debt securities. In addition, subject to certain limitations on consolidation, merger, sale, lease or conveyance set forth in the indenture, we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the exchange notes. Accordingly, there can be no assurance that we or our affiliates will not enter into these types of transactions and thereby adversely affect our ability to meet our obligations with respect to the exchange notes.

The Indenture Contains Only Limited Restrictions on Our Ability to Incur Additional Indebtedness.

         The exchange notes will be unsecured and will be effectively subordinated to all of our secured indebtedness to the value of the assets securing such indebtedness. As of December 31, 2001, our total secured indebtedness aggregated approximately $285.7 million. The indenture permits us to incur additional indebtedness, including secured indebtedness, provided that certain conditions are met. See "Description of the Exchange Notes--Certain Covenants." Consequently, in the event of bankruptcy, liquidation, dissolution, reorganization or similar proceedings with respect to us, the holders of our secured indebtedness will be entitled to proceed against the collateral that secures such indebtedness and such collateral will not be available for the satisfaction of any amounts of principal and/or interest owed on our unsecured indebtedness, including the exchange notes. See "Outstanding Indebtedness."

                           FORWARD-LOOKING STATEMENTS

         Certain information and statements included in, or incorporated by reference into, this prospectus may constitute forward-looking statements. Such forward-looking statements may involve our plans, objectives, projections and expectations, which are dependent upon a number of factors, including site expansions, acquisitions, development and other new business initiatives which are all subject to a number of contingent factors such as the effects of national and local economic conditions, changes in interest rates, supply and demand for affordable housing and the condition of the capital markets that may prevent us from achieving our objectives. Our actual results, performance or achievements may differ materially from anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are those statements which are not statements of historical fact. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the issuance of the exchange notes in connection with the exchange offer and we have agreed to pay the expenses of the exchange offer. The unregistered notes surrendered in exchange for exchange notes will be cancelled.


         We received net proceeds of approximately $148.3 million from the sale of the unregistered notes to the initial purchasers. These net proceeds were used to repay a portion of the outstanding indebtedness under our unsecured bridge credit facility (or the acquisition facility), which was incurred to fund, in part, the consideration for our August 2001 acquisition of CWS Communities Trust, a Maryland real estate investment trust, and CWS Communities LP, a Delaware limited partnership. The acquisition facility, which matures on August 2, 2002, bears interest at the rate of LIBOR plus 120 basis points per year. Prior to application of these net proceeds, we had outstanding borrowings under the acquisition facility, as of October 23, 2001, of approximately $306 million, bearing interest at a rate of 3.76% per year.


                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                       For the Year Ended December 31,
                                                              -------------------------------------------------
                                                              2001       2000       1999       1998        1997
                                                              ----       ----       ----       ----        ----
Ratio of earnings to fixed charges                            1.44x      1.92x      1.94x      1.81x      1.89x


         Ratio of earnings to fixed charges represents income before extraordinary items plus fixed charges to fixed charges (principally interest, amortization of deferred financing costs and preferred dividends).


                               THE EXCHANGE OFFER

Purpose of the Exchange Offer


         We sold the unregistered notes on October 30, 2001 to the initial purchasers pursuant to the purchase agreement. The initial purchasers subsequently sold the unregistered notes to qualified institutional buyers as defined in Rule 144A under the Securities Act (or, each, a QIB), in reliance on Rule 144A. As a condition to the sale of the unregistered notes, we and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed that, unless the exchange offer is not permitted by applicable law or SEC policy, we would:

         o file with the SEC on or prior to 90 days after October 30, 2001 (or the issue date), a registration statement (or the exchange offer registration statement) relating to a registered exchange offer (or the exchange offer) for the unregistered notes under the Securities Act;

         o use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 150 days after the issue date;

         o use our reasonable best efforts to keep the exchange offer registration statement effective until the date on which the exchange offer is consummated; and

         o use our reasonable best efforts to cause the exchange offer to be consummated within 180 calendar days following the issue date.

         A copy of the registration rights agreement has been filed as an exhibit to the exchange offer registration statement, of which this prospectus forms a part. This exchange offer registration statement is intended to satisfy our obligations under the registration rights agreement and the purchase agreement. The description of the registration rights agreement contained herein is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the registration rights agreement.

Resale of the Exchange Notes

         Based on existing interpretations of the Securities Act by the staff of the SEC described in Exxon Capital Holdings Corporation (available May 13,
1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and K-III Communications Corporation (available May 14, 1993), and similar no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer to a holder in exchange for unregistered notes may be offered for resale, resold or otherwise transferred by any such holder, except for a holder which is an affiliate (as defined under Rule 405 under the Securities
Act) of ours, without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of such holder's business and such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the exchange notes. We have not requested or obtained, and do not intend to seek, an interpretive letter from the staff of the SEC concerning this exchange offer, and neither we nor the holders of exchange notes are entitled to rely on interpretive advice provided by the staff of the SEC to third parties, which advice was based on the facts and conditions represented in the no-action letters. Although there can be no assurance that the staff of the SEC would make a similar determination relating to the exchange offer, the exchange offer is being conducted in a manner intended to be consistent with the facts and conditions represented in those letters.

         By tendering the unregistered notes in exchange for exchange notes, each holder will be required to represent to us that the exchange notes are being acquired in the ordinary course of such holder's business and such holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of the exchange notes. If any holder is participating, intends to participate or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in the exchange offer, such holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. Any such holder will have to comply with the registration and prospectus delivery requirements of the Securities Act concerning a secondary resale transaction, unless an exemption from registration is otherwise available.

         Each broker-dealer that receives exchange notes for its own account in connection with the exchange may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for unregistered notes which were acquired by that broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of the lesser of 90 days after the consummation of the exchange offer or the date on which all such broker-dealers have sold all exchange notes held by them (unless such period is extended pursuant to the registration rights agreement), we will make this prospectus available to any broker-dealer for use in connection with any resale.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal (which together constitute the exchange offer), we will accept for exchange any and all unregistered notes validly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of unregistered notes validly tendered prior to the expiration of the exchange offer. Unregistered notes may be tendered only in integral multiples of $1,000.

         The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that:

         o the issuance of the exchange notes has been registered under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

         o holders of the exchange notes will not be entitled to any of the rights contained in the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

The exchange notes will evidence the same indebtedness as the unregistered notes they replace and will be issued under, and be entitled to the benefits of, the indenture. The unregistered notes and exchange notes will be treated as a single class of debt securities under the indenture.

         As of the date of this prospectus, $150,000,000 in aggregate principal amount of the unregistered notes are outstanding. This prospectus, along with the accompanying letter of transmittal, is first being sent on or about , 2002 to all holders of the unregistered notes known to us. Only a registered holder of the unregistered notes, or such holder's legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. There will be no fixed record date for determining registered holders of the unregistered notes entitled to participate in the exchange offer.

         Holders of the unregistered notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder.

         We shall be deemed to have accepted validly tendered unregistered notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purposes of receiving the exchange notes from us.

         Holders who tender unregistered notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments


         The term "expiration date" shall mean 5:00 p.m., New York City time, on , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended; provided, however, in no event will the exchange offer be extended beyond 90 days following the date of this prospectus.


         In order to extend the exchange offer, we will:

         o notify the exchange agent of any extension by oral or written notice; and

         o mail to the registered holders an announcement thereof which shall include disclosure of the approximate number of unregistered notes deposited to date;

each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We reserve the right, in our reasonable discretion:

         o        to delay accepting any unregistered notes;

         o        to extend or amend the exchange offer; or

         o if any conditions set forth below under "--Conditions" shall not have been satisfied, to terminate the exchange offer by giving oral or written notice of such delay, extension or termination to the exchange agent.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment by means of a prospectus supplement or post-effective amendment to the exchange offer registration statement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period.

Interest on the Exchange Notes

         The exchange notes will bear interest at a rate equal to 7.125% per annum. Interest on the exchange notes will be payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 2002. Holders of the exchange notes will receive interest on May 1, 2002 from the date of initial issuance of the exchange notes, plus an amount equal to the accrued interest on the unregistered notes from October 30, 2001 to the day preceding the date of exchange for the exchange notes. The payment of interest on the exchange notes will be in lieu of any accrued, but unpaid interest on the unregistered notes tendered and accepted for exchange.

Procedures for Tendering


         To tender your unregistered notes in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or a facsimile thereof, together with the certificates representing the unregistered notes being tendered (which may be delivered with the letter of transmittal or delivered by book-entry transfer, if this procedure is available, into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below) and any other required documents to the exchange agent for receipt prior to the expiration date. Alternatively, you may either:

         o send a timely confirmation of a book-entry transfer of your unregistered notes, if this procedure is available, into the exchange agent's account at DTC, together with an agent's message, prior to the expiration date; or

         o comply with the guaranteed delivery procedures described below.

         The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from its participant tendering unregistered notes which are the subject of such book-entry confirmation that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

         Unless withdrawn prior to the expiration date, your tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions provided in this prospectus and in the letter of transmittal.

         THE METHOD OF DELIVERY OF UNREGISTERED NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF YOU CHOOSE DELIVERY BY MAIL, WE RECOMMEND REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND ANY LETTER OF TRANSMITTAL OR UNREGISTERED NOTES TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS ON YOUR BEHALF.

         If you are the beneficial owner of the unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution, as defined below, unless the unregistered notes are tendered:

         o by a registered holder, or by a participant in DTC whose name appears on a security position listing as the owner, who has not completed the box titled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

         o        for the account of an eligible institution.

         An eligible institution is:

         o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

         o a commercial bank or trust company having an office or correspondent in the United States; or

         o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

         If the letter of transmittal is signed by the registered holder or holders of the unregistered notes tendered, the signature must correspond with the name or names written on the face of the unregistered notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the unregistered notes.

         If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed, the unregistered notes must be endorsed or accompanied by bond powers and a proxy that authorizes that person to tender the unregistered notes on behalf of the registered holder in satisfactory form to us as determined in our sole discretion, in each case as the name of the registered holder or holders appears on the unregistered notes.

         If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by the unregistered notes tendered, or a timely confirmation received by a book-entry transfer of unregistered notes into the exchange agent's account at DTC together with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent. Issuances of exchange notes in exchange for unregistered notes tendered under a notice of guaranteed delivery by an eligible institution will be made only against delivery of the letter of transmittal, and any other required documents, and the tendered unregistered notes, or a timely confirmation received of a book-entry transfer of unregistered notes into the exchange agent's account at DTC together with an agent's message, to the exchange agent.

         All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered unregistered notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes which, if accepted by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of unregistered notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give that notice. Tenders of unregistered notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

         While we have no present plan to do so, we reserve the right in our sole discretion to:

         o purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date or, as described under "--Conditions," to terminate the exchange offer; or

         o purchase unregistered notes in the open market, to the extent permitted by applicable law, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

         By executing the letter of transmittal or sending an agent's message, you will represent to us, among other things, that:

         o the exchange notes acquired through the exchange offer are being acquired in the ordinary course of your business;

         o you are not participating in, and do not intend to participate in, a distribution of the exchange notes;

         o you have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

         o you are not an affiliate, as defined in Rule 405 under the Securities Act, of ours.

         If you are an affiliate, as defined under Rule 405 of the Securities Act, of ours, or are participating in or intend to participate in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes to be acquired for unregistered notes in connection with the exchange offer, you:

         o may not rely on the interpretation of the staff of the SEC otherwise applicable to the exchange offer and any resales of the exchange notes; and

         o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale.

         If you are a broker-dealer that will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will also be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of those exchange notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an underwriter within the meaning of the Securities Act.

Return of Unregistered Notes

         If any tendered unregistered notes are not accepted by us or the exchange agent for any reason, or if unregistered notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, the unaccepted, withdrawn or non-exchanged unregistered notes will be returned to you without expense to you. In the case of unregistered notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, those unregistered notes will be credited to the appropriate account maintained with DTC.

Book-Entry Transfer

         The exchange agent will make a request to establish an account with respect to the unregistered notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of unregistered notes by causing DTC to transfer the unregistered notes into the exchange agent's account in accordance with DTC's procedures for transfer.

         However, although delivery of unregistered notes may be effected through book-entry transfer, an agent's message or the letter of transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent.


Guaranteed Delivery Procedures

         If you are a registered holder and wish to tender your unregistered notes and (1) your unregistered notes are not immediately available, (2) you cannot deliver your unregistered notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may effect a tender if:

         o        you tender through an eligible institution;

         o prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing your name and address, the certificate numbers of your unregistered notes and the principal amount of unregistered notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificates representing the unregistered notes in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

         o a properly executed letter of transmittal, or a facsimile thereof, as well as the certificates representing all tendered unregistered notes in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

Withdrawal of Tenders

         Except as otherwise provided herein, you may withdraw tenders of unregistered notes at any time prior to 5:00 p.m. on the expiration date.

         To withdraw a tender of unregistered notes in the exchange offer, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its proper address prior to 5:00 p.m. on the expiration date. Any notice of withdrawal must:

         o specify the name of the person having tendered the unregistered notes to be withdrawn;

         o identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered notes;

         o be signed by the person having tendered the unregistered notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these unregistered notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee with respect to the unregistered notes to register the transfer of these unregistered notes into the name of the person having made the original tender and withdrawing the tender;

         o specify the name in which these unregistered notes are to be registered, if different from that of the person having tendered the unregistered notes to be withdrawn; and

         o if applicable because the unregistered notes have been tendered under the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the person having tendered the unregistered notes to be withdrawn.

         All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us in our sole discretion. Our determination will be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued unless the unregistered notes so withdrawn are validly retendered. Properly withdrawn unregistered notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to 5:00 p.m. on the expiration date.

Conditions

         Notwithstanding any other term of the exchange offer and subject to our obligations under the registration rights agreement, we shall not be required to accept for exchange, or to exchange the exchange notes for, any unregistered notes and may terminate or amend the exchange offer as described in this prospectus before the acceptance of such unregistered notes if:

         o the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

         o an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;

         o a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

         o all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.

         If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

         o refuse to accept any unregistered notes and return all tendered unregistered notes to the tendering holders;

         o extend the exchange offer and retain all unregistered notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such unregistered notes; or

         o waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

         If our waiver constitutes a material change to the exchange offer, we will promptly disclose our waiver by means of a prospectus supplement or post-effective amendment to the exchange offer registration statement that will be distributed to the registered holders of the unregistered notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period.

Termination of Specific Rights

         All rights under the registration rights agreement, including the registration rights of holders of the unregistered notes eligible to participate in the exchange offer, will terminate upon consummation of the exchange offer, except with respect to our continuing obligations to:

         o indemnify holders and specific parties related to the holders against specific liabilities, including liabilities under the Securities Act;

         o provide, upon the request of any holder of a transfer-restricted unregistered note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of the holder's unregistered notes pursuant to Rule 144A;

         o provide copies of the latest version of the prospectus to broker-dealers upon their request for a period of the lesser of 90 days after the consummation of the exchange offer or the date on which all broker-dealers have sold all unregistered notes held by them; and

         o use our best efforts, under specific circumstances, to file a shelf registration statement and keep the registration statement effective to the extent necessary to ensure that it is available for resales of transfer-restricted unregistered notes by broker-dealers for a period of up to two years.

Exchange Agent


         We have appointed Bank One Trust Company, National Association, a national banking association incorporated and existing under the laws of the United States of America, to act as exchange agent for the exchange offer. You should direct all questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent as follows:

                       By Mail, Hand or Overnight Courier:
                  Bank One Trust Company, National Association
                             One North State Street
                             Chicago, Illinois 60602
                              Attention: Exchanges

                         Facsimile Transmission Number:
                                 (312) 407-8853
                        (For Eligible Institutions Only)

                              Confirm by Telephone:
                                 (800) 524-9472


Fees and Expenses

         We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, facsimile, telegraph, electronic communication or in person by our and our affiliates' officers and regular employees.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.


         We will pay the cash expenses to be incurred in connection with the exchange offer which we estimate in the aggregate to be approximately $525,000. Such expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.


         We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offer. If, however, transfer taxes are imposed for any reason other than the exchange of the unregistered notes for exchange notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

         The exchange notes will be recorded at the same carrying value as the unregistered notes, which is the aggregate principal amount less discount as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expense of the exchange offer and the unamortized expenses related to the issuance of the unregistered notes will be amortized over the term of the exchange notes.

Regulatory Approvals

         We do not believe that we need to obtain any material federal or state regulatory approvals concerning the exchange offer.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

         The unregistered notes that are not exchanged for the exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such unregistered notes may be resold by you only:

         o to a person whom you reasonably believe is a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act;

         o in a transaction meeting the requirements of Rule 144 under the Securities Act;

         o outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act;

         o in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

         o        to us; or

         o pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         In addition, you will no longer be able to obligate us to register the unregistered notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. The restrictions on transfer of your unregistered notes arise because we issued the unregistered notes under exemptions from, or in transactions outside of, the registration requirements of the Securities Act and applicable state securities laws. In addition, if you want to exchange your unregistered notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received registered securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the unregistered notes are validly tendered and accepted in the exchange offer, the trading market, if any, for the unregistered notes would be adversely affected. For additional information, please see "Risk Factors" in this prospectus.

         You are urged to consult your financial and tax advisors in making your own decisions on whether to participate in the exchange offer.

                        DESCRIPTION OF THE EXCHANGE NOTES


         The exchange notes are to be issued under an indenture, dated as of December 19, 1997, between us and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as trustee, as supplemented by a fourth supplemental indenture, dated as of October 30, 2001. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions, registration rights and provisions providing for an increase in the interest rate of the unregistered notes under certain circumstances described in the registration rights agreement, the provisions of which will terminate upon the completion of the exchange offer. The following summary of certain provisions of the indenture does not purport to be complete and is qualified in its entirety by reference to the original indenture and the fourth supplemental indenture, each of which is attached as an exhibit to the registration statement to which this prospectus is a part and is incorporated by reference herein. Capitalized terms used and not otherwise defined in this prospectus shall have the meanings ascribed to such terms in the indenture. A copy of the indenture is available upon request from us in the manner described under "Where You Can Find More Information" in this prospectus.


General

         The exchange notes will be our direct, unsecured obligations and will rank equal in right of payment with all of our other unsecured and unsubordinated indebtedness. The exchange notes will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property which secures such lender's mortgage. As of December 31, 2001, such mortgages aggregated approximately $285.7 million. See "Outstanding Indebtedness."

         The exchange notes will be limited to an aggregate principal amount of up to $150,000,000. The exchange notes will bear interest at a rate equal to 7.125% per annum from October 30, 2001 or from the most recent date to which interest has been paid or duly provided for, payable semi-annually on May 1 and November 1 of each year (or each, an interest payment date), commencing May 1, 2002, to the persons in whose names the exchange notes are registered in the security register maintained by the trustee at the close of business on the April 15 or October 15 (whether or not a business day), as applicable, next preceding such interest payment date. Interest on the exchange notes will be calculated on the basis of a 360-day year of twelve 30-day months. The exchange notes will mature on November 1, 2011, unless we exercise our option to redeem the exchange notes prior to such date. If any interest payment date, redemption date or maturity date would otherwise be a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day. As used in this prospectus, the term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York. The exchange notes are not subject to any sinking fund.


         The exchange notes and, if applicable, any unregistered notes remaining outstanding following the exchange offer will constitute a single series of senior debt securities under the indenture. If the exchange offer is consummated, holders of unregistered notes who do not exchange their unregistered notes for exchange notes will vote together with holders of the exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default (as defined below)) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any unregistered notes which remain outstanding following the exchange offer will be aggregated with the exchange notes and the holders of the unregistered notes and the exchange notes will vote together as a single class for all such purposes. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the unregistered notes and the exchange notes then outstanding.

         Other than as described below under "--Certain Covenants" and "--Consolidation, Merger, Sale, Lease or Conveyance," the indenture does not contain any other provision that would limit our ability to incur indebtedness or that would afford holders of the exchange notes protection in the event of:

         o a highly leveraged or similar transaction involving us, our management or the management of Chateau, or any affiliate of any such party;

         o        a change of control; or

         o a reorganization, restructuring, merger or similar transaction by us that may adversely affect the holders of our debt securities.

         In addition, subject to the limitations on consolidation, merger, sale, lease or conveyance set forth above, we may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that would increase the amount of our indebtedness or substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness, including the exchange notes. None of we, Chateau or either of our respective managements has any present intention of causing us to engage in a highly leveraged or similar transaction. In addition, certain restrictions on ownership and transfer of Chateau's capital stock designed to preserve its status as a real estate investment trust may act to prevent or hinder any such transaction or change in control.


         Each exchange note will be issued in book-entry form (or a book-entry note) in minimum denominations of $1,000 and integral multiples thereof. Each book-entry note will be represented by one or more global notes in fully registered form (or the global notes) registered in the name of DTC or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See "--Form, Denomination and Registration." Except in the limited circumstances descried herein, book-entry notes will not be exchangeable for exchange notes in fully registered certificated form (or the certificated notes).


         Book-entry notes may be transferred or exchanged only through DTC. See "--Form, Denomination and Registration." Following the issuance of the exchange notes, registration of transfer or exchange of exchange notes will be made at the office or agency that we maintain for such purpose in the Borough of Manhattan, The City of New York, currently located at the office of the trustee, Bank One Trust Company, N.A., 14 Wall Street, 8th Floor, New York, New York 10005. No service charge will be made by us or the trustee for any such registration of transfer or exchange of the exchange notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than exchanges pursuant to the indenture not involving any transfer).

         Payments of principal, premium, if any, and interest, if any, on book-entry notes will be made by us through the trustee to DTC. See "--Form, Denomination and Registration."

         All moneys paid by us to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remain unclaimed for two years after such principal, premium or interest shall have become due and payable may be repaid to us and thereafter the holder of such note shall look only to us for payment thereof.

Optional Redemption

         The exchange notes may be redeemed at our option, in whole or in part, at any time, and from time to time, at a redemption price equal to the sum of:

         o the principal amount of the exchange notes being redeemed plus accrued and unpaid interest thereon to the redemption date; and

         o the Make-Whole Amount (as defined below), if any, with respect to such exchange notes.

         If notice has been given as provided in the indenture and funds for the redemption of any exchange notes called for redemption shall have been made available on the redemption date referred to in such notice, such exchange notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders from and after the redemption date will be to receive payment of the redemption price upon surrender of such exchange notes in accordance with such notice.

         Notice of any optional redemption of any exchange notes will be given to holders at their addresses, as shown in the security register for the exchange notes, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the exchange notes to be redeemed, the redemption price and the principal amount on the exchange notes held by such holder to be redeemed.

         If less than all the exchange notes are to be redeemed at our option, we will notify the trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of the exchange notes to be redeemed and their redemption date. The trustee shall select, pro rata, by lot or in such manner as it shall deem fair and appropriate, exchange notes to be redeemed in whole or in part. Exchange notes may be redeemed in part in the authorized denomination of $1,000 or in any integral multiple thereof.

As used herein:

         "Make-Whole Amount" means, in connection with any optional redemption of any exchange note being so redeemed, the excess, if any, of:

         o the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over;

         o the aggregate principal amount of the exchange notes being redeemed.

         "Reinvestment Rate" means 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index which shall be designated by us.

Form, Denomination and Registration

         The exchange notes will be book-entry notes represented by one or more global notes. The exchange notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

         So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be the sole holder of the exchange notes represented thereby for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the exchange notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purpose under the indenture and no global note representing the book-entry notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such beneficial owner is not a Participant (as defined herein), then such beneficial owner must rely on the procedures of the Participant through which such beneficial owner owns its interest in order to exercise any rights of a holder under such global note or the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificate form. Such limits and such laws may impair the ability to transfer beneficial interests in a global note representing the exchange notes.

         The following is based on information furnished by DTC:

         DTC will act as the securities depositary for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's nominee). Fully registered global notes will be issued for the book-entry notes, in the aggregate principal amount of such issue, and will be deposited with DTC.


         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (or Participants) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes to Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (or Direct Participants) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (or Indirect Participants). The rules applicable to DTC and its Participants are on file with the SEC.

         Purchases of exchange notes under DTC's system must be made by or through Direct Participants, which will receive a credit for such exchange notes on DTC's record. The ownership interest of each actual purchaser of each exchange note represented by a global note (or a Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as other periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global notes representing the book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of the global notes representing the book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such global notes is discontinued.


         To facilitate subsequent transfers, all global notes representing the book-entry notes which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of global notes with, or on behalf of, DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the global notes representing the book-entry notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by the Direct and Indirect Participants to the Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the global notes representing the book-entry notes. Under its usual procedure, DTC mails an Omnibus Proxy to us as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts interests in the global notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

         Principal, premium, if any, and/or interest, if any, payments on the global notes representing the book-entry notes will be made to DTC. DTC's practice is to credit a Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is our responsibility or the responsibility of the trustee, disbursement of such payments to the Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depositary with respect to the global notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

         We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificated notes will be printed and delivered.

         The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

         According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Certain Covenants

     Limitations on Incurrence of Debt.

         We will not, and will not permit any Subsidiary (as defined below) to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of ours and our Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):


         o the Adjusted Total Assets (as defined below) of ours and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted or made under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; plus

         o the increase, if any, in Adjusted Total Assets from the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; minus

         o the decrease, if any, in the Adjusted Total Assets from the end of such quarter.


     Limitations on Incurrence of Secured Debt.

         In addition to the foregoing limitation on the incurrence of Debt, we will not, and will not permit any Subsidiary of ours to, incur any Debt secured by any Encumbrance (as defined below) upon any of our properties or any properties of Subsidiaries if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of ours and our Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of ours or any of our Subsidiaries is greater than 40% of the sum of (without duplication):


         o the Adjusted Total Assets of ours and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; plus

         o the increase, if any, in Adjusted Total Assets from the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt; minus

         o the decrease, if any, in the Adjusted Total Assets from the end of such quarter.


         The foregoing covenants on the limitation on the incurrence of Debt and secured Debt do not restrict us from refinancing outstanding Debt, provided that none of the following are increased:


         o the principal amount of any Debt or secured Debt, as the case may be, that is being refinanced; or

         o with respect to any secured Debt that is being refinanced, the amount of any collateral securing such secured Debt.


     Ownership of Total Unencumbered Assets.

         We and our Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of our and our Subsidiaries' Unsecured Debt (as defined below) on a consolidated basis.

     Debt Service Coverage.

         In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1.0 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:


         o such Debt and any of ours or our Subsidiaries' other Debt since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

         o the repayment or retirement of any other Debt by us and our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

         o in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

         o in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.


     Consolidation, Merger, Sale, Lease or Conveyance.

         We may consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that in any such case:


         o either we shall be the continuing entity or the successor entity (if any other than us) shall be an entity organized and existing under the laws of the United States of America or a state thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any interest (including all additional amounts, if any) on the exchange notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, satisfactory to the trustee, executed and delivered to the trustee by such entity;

         o immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours, any Subsidiary or such successor entity as a result thereof as having been incurred by us, such Subsidiary or such successor entity at the time of such transaction, no Event of Default (as defined below) and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

         o an officers' certificate and a legal opinion covering such conditions shall be delivered to the trustee.


     Existence.

         Except as permitted under "--Consolidation, Merger, Sale, Lease or Conveyance," we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of exchange notes.

     Payment of Taxes and Other Claims.

         We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:


         o all taxes, assessments and governmental charges levied or imposed upon us or any of our Subsidiaries or upon our income, profits or property or the income, profits or property of any of our Subsidiaries; and

         o all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our Subsidiaries;


provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Definitions.

         As used herein and in the indenture:

         "Acquired Debt" means Debt of a person or entity (i) existing at the time such person or entity becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such person or entity, in each case, other than Debt incurred in connection with, or in contemplation of, such person or entity becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or entity or the date the acquired person or entity becomes a Subsidiary.

         "Adjusted Total Assets" as of any date means the sum of:


         o $281,646,340, which represents the amount determined by multiplying the sum of the shares of common stock of Chateau and the units of limited partner interest of ours not held by Chateau issued in connection with Chateau's 1993 initial public offering (or the IPO) by the price per share of common stock in the IPO;

         o $52,831,381, which represents the principal amount of outstanding Debt of Chateau on the date of the IPO;

         o the purchase price or cost of any then held real estate assets or mortgages receivable acquired (including the value of any units of limited partner interest we issued in connection therewith) or real estate assets developed or capital improvements incurred after the IPO and the amount of any securities offering proceeds and other proceeds of Debt received after the IPO; and

         o all other then held assets of ours acquired after the IPO (but excluding intangibles and accounts receivable) after eliminating intercompany accounts and transactions.

As of December 31, 2001, our Adjusted Total Assets were approximately $2.0 billion.


         "Annual Service Charge" for any period means the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of our Debt and the Debt of our Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock (as defined below).

         "Capital Stock" means, with respect to any person or entity, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such person or entity and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

         "Consolidated Income Available for Debt Service" for any period means our and our Subsidiaries' Earnings from Operations (as defined below) plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):


         o        interest on our and our Subsidiaries' Debt;

         o provision for taxes of ours and our Subsidiaries based on income;

         o        amortization of debt discount;

         o provisions for gains and losses on real estate assets and real estate depreciation and amortization;

         o the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and

         o        amortization of deferred charges.


         "Debt" of means any our and our Subsidiaries' indebtedness, whether or not contingent, in respect of:


         o money borrowed or evidenced by bonds, notes, debentures or similar instruments;

         o indebtedness for borrowed money secured by any Encumbrance existing on property owned by us or any of our Subsidiaries;

         o the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

         o the principal amount of all of our or any of our Subsidiaries' obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

         o any lease of property by us or any of our Subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any of our Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another person or entity (other than us or any of our Subsidiaries) (it being understood that Debt shall be deemed to be incurred by us or any of our

                  Subsidiaries whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).


         "Disqualified Stock" means, with respect to any person or entity, any Capital Stock of such person or entity which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise:


         o matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock);

         o is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

         o is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock), in each case on or prior to the stated maturity date of the exchange notes.


         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, net as reflected in our financial statements and the financial statements of any of our Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.


         "Subsidiary" means, with respect to any person or entity, any corporation or other entity of which a majority of:

         o        the voting power of the voting equity securities; or

         o the outstanding equity interests are owned, directly or indirectly, by such person or entity.


For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

         "Total Unencumbered Assets" means the sum of:


         o those Undepreciated Real Estate Assets (as defined below) not subject to an Encumbrance for borrowed money; and

         o all other assets of ours and our Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).


         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our and our Subsidiaries' real estate assets on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of this definition, the original cost of each real estate asset owned by us and our Subsidiaries as of the closing date of the IPO shall be determined by reference to each such asset's contribution to the net operating income of ours as of the closing date of the IPO.

         "Unsecured Debt" means Debt which is not secured by any Encumbrance upon any of our or any of our Subsidiaries' properties.

Events of Default, Notice and Waiver


         The indenture provides that the following events are "Events of Default" with respect to the exchange notes:

         o default for 30 days in the payment of any installment of interest or additional amounts on the exchange notes;

         o default in the payment of the principal of (or premium, if any, on) the exchange notes at their maturity;

         o default in the performance, or breach, of any other covenant or warranty of ours contained in the indenture (other than a covenant added to such indenture solely for the benefit of another series of debt securities issued thereunder other than the exchange notes), such default having continued for 60 days after written notice as provided in the indenture;

         o default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness (including a default with respect to debt securities of any series other than the exchange notes) of ours (or by any of our Subsidiaries, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor) or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and

         o certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or any "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) or any of our respective properties.


         If an Event of Default under the indenture with respect to the exchange notes occurs and is continuing, then in every such case the trustee under the indenture or the holders of not less than 25% in principal amount of the outstanding exchange notes may declare the principal amount of all of the exchange notes to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to the exchange notes (or of all debt securities then outstanding under the indenture) has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding exchange notes (or of all debt securities then outstanding under the indenture) may rescind and annul such declaration and its consequences if:


         o we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest, if any, on the exchange notes (or of all debt securities then outstanding under the indenture), plus certain fees, expenses, disbursements and advances of the trustee; and

         o all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof), or premium (if any) or interest on the exchange notes (or of all debt securities then outstanding under the indenture) have been cured or waived as provided in the indenture.


         The indenture also provides that the holders of not less than a majority in principal amount of the outstanding exchange notes (or of all debt securities then outstanding under the indenture) may waive any past default with respect to the exchange notes and its consequences, except a default:


         o in the payment of the principal of (or premium, if any) or interest, if any, on the exchange notes; or

         o in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding exchange note affected thereby.


         The trustee is required to give notice to the holders of the exchange notes within 90 days of a default under the indenture; provided, however, that the trustee may withhold such notice (except for a default in the payment of the principal of (or the Make-Whole Amount, if any) or interest on the exchange notes) if the responsible officers of the trustee in good faith consider such withholding to be in the interest of such holders of the exchange notes; provided, further, that in the case of any default or breach of the character specified in Section 501(iv) of the indenture with respect to the exchange notes, no such notice to holders shall be given until at least 60 days after the occurrence thereof.

         The indenture provides that no holders of the exchange notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless:


         o such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the exchange notes;

         o the holders of not less than 25% in principal amount of the exchange notes shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

         o such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

         o the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         o no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding exchange notes; it being understood and intended that no one or more of such holders shall have any right in any manner whatsoever by virtue of, or by availing to, any provision of the indenture to affect, disturb or prejudice the rights of any other of such holders, to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all such holders.


Modification of the Indenture

         Modifications and amendments of the indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding exchange notes which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such exchange note affected thereby:


         o change the stated maturity of the principal of (or the Make-Whole Amount, if any), or any interest on, any such exchange note;

         o reduce the principal amount of, or the rate or amount of interest on, or any Make-Whole Amount payable on redemption of, any such exchange note;

         o change the place of payment, or the coin or currency, for payment of principal of (or the Make-Whole Amount, if any) or interest on, any such exchange note;

         o impair the right to institute suit for the enforcement of any payment on or with respect to any such exchange note on or after the stated maturity thereof;

         o reduce the percentage of outstanding exchange notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

         o modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such exchange note.


         The holders of not less than a majority in principal amount of the exchange notes have the right to waive our compliance with certain covenants in the indenture applicable to the exchange notes.

         The indenture also contains provisions permitting us and the trustee, without the consent of any holders of the exchange notes, to enter into supplemental indentures with respect to the exchange notes, in form satisfactory to the trustee, for any of the following purposes, among others:


         o to evidence the succession of another person or entity to us and the assumption by any such successor of our covenants applicable to the exchange notes contained in the indenture and in the exchange notes;

         o to add to our covenants for the benefit of the holders of the exchange notes or to surrender any right or power herein conferred upon us;

         o to add any additional Events of Default for the benefit of the holders of the exchange notes;

         o        to secure the exchange notes;

         o to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the exchange notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture;

         o to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided such provisions shall not adversely affect the interests of the holders of the exchange notes in any material respect; or

         o to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the exchange notes pursuant to Sections 401, 1402 and 1403 of the indenture; provided that any such action shall not adversely affect the interests of the holders of the exchange notes in any material respect.


Discharge, Defeasance and Covenant Defeasance

         We may discharge certain obligations to holders of the exchange notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the exchange notes in respect of principal and interest to the date of such deposit (if such exchange notes have become due and payable) or to the stated maturity or redemption date, as the case may be.


         The indenture provides that we may elect either:

         o to defease and be discharged from any and all obligations with respect to the exchange notes (except for the obligations to register the transfer or exchange of the exchange notes, to replace temporary or mutilated, destroyed, lost or stolen exchange notes, to maintain an office or agency in respect of the exchange notes and to hold moneys for payment in trust) (or defeasance); or

         o to be released from our obligations with respect to the exchange notes under provisions of the indenture described under "--Certain Covenants," and our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event or Default with respect to the exchange notes (or covenant defeasance), in either case upon the irrevocable deposit by us with the trustee, in trust, of cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on the exchange notes on the scheduled due dates therefor.


         Such a trust may only be established if, among other things, we have delivered to the trustee a legal opinion to the effect that the holders of the exchange notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (or the IRS) or a change in applicable United States federal income tax laws occurring after the date of the indenture.


         "Government Obligations" means securities which are:

         o direct obligations of the United States for the payment of which its full faith and credit is pledged; or

         o obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.


Governing Law

         The indenture and the exchange notes will be governed by the laws of the State of New York.

Regarding the Trustee

         The trustee is permitted to engage in other transactions with us and our Subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign. The trustee is an affiliate of one of the initial purchasers as well as of the lender and administrative agent under the acquisition facility.

                            OUTSTANDING INDEBTEDNESS

         At December 31, 2001, we had an aggregate of approximately $1.06 billion of outstanding indebtedness, consisting of $285.7 million of secured mortgage indebtedness, $479.9 million of unsecured senior notes, $162.7 million of unsecured borrowings under the acquisition facility, $125.1 million of unsecured borrowings under our two existing lines of credit and $3.3 million of other unsecured notes.

         The following table sets forth certain information regarding our secured mortgage indebtedness at December 31, 2001:

                                                       Principal
                  Property                        Outstanding Balance        Interest Rate      Maturity Date
---------------------------------------------    ---------------------      ---------------    ---------------
Arbor Village ...............................        $  1,046,000                8.31%              08/05
Arlington Lakeside ..........................           3,162,000                7.69%              01/08
Autumn Forest/Woodlake ......................           4,473,000                7.90%              01/06
Beacon Hill Colony ..........................           1,912,000                7.25%              09/04
Creekside ...................................          12,802,000                7.49%              01/11
Fannie Mae ..................................         114,929,000                7.83%              07/10
Four Seasons ................................           1,999,000                7.11%              10/08
Grand Place .................................           5,956,000                7.69%              01/08
Green River Village .........................           7,270,000                7.99%              10/04
Greenbriar Village ..........................           4,742,000                8.63%              04/06
Highlands ...................................           6,000,000                6.44%              03/08
Lamplighter Village .........................           8,733,000                7.49%              01/11
Marnelle .....................................            778,000                9.00%              12/08
Northwestern Investment Management ..........          47,149,000                6.86%              04/09
Northwestern Mutual Life ....................          26,347,000                7.83%              05/10
Northwood ...................................           8,935,000                7.69%              01/08
Parkwood Manor ..............................           1,356,000                7.50%              12/02
Parkwood Oaks ...............................           2,213,000                7.50%              08/03
Rancho Del Lago .............................           1,982,000                8.50%              11/03
Shadowood ...................................           8,336,000                7.49%              01/11
South Oaks ..................................           1,817,000                9.00%              12/04
Springbrook .................................           4,509,000                8.41%              08/05
Stone Mountain ..............................           7,227,000                7.69%              01/08
The Homestead (Mobile Village) ..............             473,000                8.00%              01/02
Valley Vista ................................           1,504,000                8.13%              11/05
                                                     ------------

     Total ..................................        $285,650,000
                                                     ============

         The following table sets forth certain information regarding our unsecured indebtedness at December 31, 2001:

                                                       Principal
                                                  Outstanding Balance        Interest Rate      Maturity Date
                                                 ---------------------      ---------------    ---------------
Series A Unsecured Senior Notes ..............       $ 20,000,000                7.52%                 11/03
Series B Unsecured Senior Notes ..............         50,000,000                8.30%                 08/21
Unsecured Senior Notes .......................         50,000,000                8.00%                 08/03
Unsecured Senior Notes (1) ...................        150,000,000                7.14%                 10/11
Unsecured Senior Notes .......................        100,000,000                8.30%                 03/05
Unsecured Senior Notes (2) ...................        100,000,000                6.44%                 12/04
Unsecured Senior Installment Notes ...........          9,942,000                7.50%                 08/12
                                                     ------------
     Total ...................................       $479,942,000
                                                     ============


(1)      The unregistered notes subject to the exchange offer.

(2) Our $100 million 6.92% Mandatory Par Put Remarketed SecuritiesSM ("MOPPRSSM") due December 10, 2014. The remarketing dealer paid us $2 million for the right to remarket the securities in 2004. The remarketing fee is being amortized over the life of the related debt. Upon the remarketing dealer's election to remarket the MOPPRSSM, the interest rate to the December 10, 2014 maturity date of the MOPPRSSM will be adjusted to equal the sum of 5.75% plus the applicable spread (as defined in the remarketing agreement). In the event the remarketing dealer does not elect to remarket the MOPPRSSM, the MOPPRSSM will mature in 2004.

         At December 31, 2001, approximately $162.7 million was outstanding under the acquisition facility. The acquisition facility has a maturity date of August 2, 2002 and an interest rate of LIBOR plus 150 basis points (3.59% at December 31, 2001). See "Use of Proceeds."

         We have a $125 million line of credit arrangement with BankOne, N.A. acting as lead agent for a syndicate of banks which provides financing for future construction, acquisitions and general business obligations. This line of credit matures in February 2004 and bears interest at LIBOR plus 90 basis points (3.01% at December 31, 2001). At December 31, 2001, approximately $121 million was outstanding under this line of credit. In addition, we have a $7.5 million unsecured line of credit from US Bank, which bears interest at a rate of LIBOR plus 125 basis points (3.18% at December 31, 2001) and matures in March 2002. At December 31, 2001, approximately $4.14 million was outstanding under this line of credit.

         We have guaranteed approximately $48.4 million of indebtedness through Chateau and affiliate arrangements, $20 million of which is to N'Tandem Trust, an entity in which we own approximately 10% of the outstanding equity.

         The exchange notes will be unsecured obligations of ours and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. As unsecured obligations, however, the exchange notes will be effectively subordinated to all of our existing and future secured indebtedness. Accordingly, the exchange notes will be effectively subordinated to our outstanding secured mortgage indebtedness and will rank equally in right of payment with our outstanding unsecured indebtedness.

         In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceedings with respect to us, the holders of our secured indebtedness will be entitled to proceed against the collateral that secures such indebtedness and such collateral will not be available for the satisfaction of any amounts of principal and/or interest owed on our unsecured indebtedness, including the exchange notes. In addition, to the extent that such collateral cannot fully satisfy the secured indebtedness, the holders of such secured indebtedness would have a claim for any shortfall that would rank equal in right of payment with our unsecured indebtedness, including the exchange notes.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of all material United States federal income tax consequences expected to result to you if you exchange your unregistered notes for exchange notes in the exchange offer. This discussion is based on:

         o the facts described in the exchange offer registration statement of which this prospectus is a part;

         o        the Internal Revenue Code of 1986, as amended (or the Code);

         o current, temporary and proposed Treasury Regulations promulgated under the Code;

         o        the legislative history of the Code;

         o current administrative interpretations and practices of the IRS; and

         o        court decisions;

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment of the exchange of exchange notes for the unregistered notes.


         The tax treatment of a holder of exchange notes may vary depending upon such holder's particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, foreign corporations, nonresident alien individuals and persons holding exchange notes as part of a "straddle," "hedge" or "conversion transaction") may be subject to special rules not discussed below. This discussion is limited to holders who will hold the exchange notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. You should consult your own tax advisors as to the particular tax consequences of the purchase, ownership and disposition of the exchange notes, including the applicability and effect of any state, local, foreign or other tax laws.

         As used herein, the term "U.S. Holder" means a beneficial owner of exchange notes that is for United States federal income tax purposes:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under applicable Treasury Regulations);

         o an estate whose income is subject to United States federal income tax regardless of its source;

         o a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust; or

         o any other person whose income or gain in respect of the exchange notes is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of exchange notes that is not a U.S. Holder.

Exchange Offer

         The exchange of unregistered notes for exchange notes will be treated as a "non-event" for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the unregistered notes. A U.S. Holder will have the same basis and holding period in the exchange notes that it had in the unregistered notes immediately prior to the exchange.

Sale, Retirement or Other Taxable Disposition

         In general, a U.S. Holder of a note will recognize gain or loss upon the sale, retirement or other taxable disposition of that note in an amount equal to the difference between:


         o the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest, which generally will be taxable to a holder as ordinary income); and

         o        the U.S. Holder's adjusted tax basis in that note.


         A U.S. Holder's tax basis in a note generally will be equal to the price paid for that note. Net capital gain (i.e. generally, capital gain in excess of capital loss) recognized by an individual from the sale of a capital asset that has been held for more than 12 months will be subject to tax at a rate not to exceed 20%, and net capital gain from the sale of an asset held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

Non-U.S. Holders

         A Non-U.S. Holder will not be subject to United States federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless that Non-U.S. Holder is a direct or indirect 10% or greater partner of us, a controlled foreign corporation related to us or a bank receiving interest described in Section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received, before payment, a statement that:


         o is signed by the beneficial owner of the note under penalties of perjury;

         o        certifies that such owner is not a U.S. Holder; and

         o        provides the name and address of the beneficial owner.


         The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions the beneficial owner must provide to such organization or institution an IRS Form W-8BEN and the organization or institution must provide a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN to the Withholding Agent. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.


         In addition, a Non-U.S. Holder will not be subject to United States federal income taxes on any amount which constitutes gain upon retirement or disposition of a note, provided:

         o the Non-U.S. Holder is not an individual who was present in the United States for 183 days or more during the taxable year of the retirement or disposition; and

         o the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder.


         Certain other exceptions may be applicable and a Non-U.S. Holder should consult its tax advisor in this regard. The note will not be includable in the estate of a Non-U.S. Holder unless the individual is a direct or indirect 10% or greater partner of us or, at the time of such individual's death, payments in respect of the note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States federal income tax may apply to payments made in respect of a note to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) and an IRS Form W-8BEN, in the case of a Non-U.S. Holder, or an IRS Form W-9, in the case of a U.S. Holder. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those U.S. Holders who are not exempt recipients.

         In addition, backup withholding may apply to the proceeds received upon the sale of a note to (or through) a broker, unless the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless the seller certifies its Non-U.S. status (and certain conditions are met). Certification of the registered owner's Non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's federal income tax liability provided the required information is furnished to the IRS.

State and Local Tax Considerations

         In addition to the United States federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the exchange notes. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the exchange notes.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale, offer to resell or other transfer of its exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of exchange notes received in exchange for unregistered notes where the unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period the lesser of 90 days after the consummation of the exchange offer or the date on which all broker-dealers have sold all exchange notes held by them (unless such period is extended pursuant to the registration rights agreement), we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any resale.

         We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of unregistered notes, including any broker-dealers, and specific parties related to such holders, against specific liabilities, including liabilities under the Securities Act.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the audited consolidated financial statements of CWS Communities Trust included in Item 7(a) of our Current Report on Form 8-K/A filed with the SEC on October 17, 2001, have been incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS


         The legality of the exchange notes will be passed upon for us by Clifford Chance Rogers & Wells LLP, New York, New York.

================================================================================


March   , 2002



                             CP LIMITED PARTNERSHIP




                    7.125% $150,000,000 Senior Notes due 2011






                                   ----------

                                   PROSPECTUS

                                   ----------




















--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.
--------------------------------------------------------------------------------

================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Amended and Restated Agreement of Limited Partnership of CP Limited Partnership contains provisions indemnifying Chateau Communities, Inc. and its officers, directors and stockholders to the fullest extent permitted by the Maryland Revised Uniform Limited Partnership Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


Exhibit
Number                                Description
------                                -----------

4.1 Indenture, dated as of December 17, 1997, between CP Limited Partnership and The First National Bank of Chicago, as supplemented (Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Form 8-K filed with the SEC on December 23, 1997)

4.2 Form of First Supplemental Indenture, dated as of December 19, 1997, between CP Limited Partnership and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago). (Incorporated by reference to the Exhibits filed with the Chateau Communities, Inc. Form 8-K filed with the SEC on December 23, 1997)

4.3 Form of Second Supplemental Indenture, dated as of February 25, 2000 between CP Limited Partnership and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (Incorporated by reference to the Exhibits filed with the CP Limited Partnership Form 8-K filed with the SEC on February 25, 2000)

4.4 Form of Third Supplemental Indenture, dated as of August 1, 2000, between CP Limited Partnership and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago). (Incorporated by reference to the Exhibits filed with the CP Limited Partnership Form 8-K filed with the SEC on July 31, 2000)

4.5 Fourth Supplemental Indenture, dated as of October 30, 2001, between CP Limited Partnership and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago)

4.6            Form of 7.125% Senior Note due 2011 issued by CP Limited
               Partnership

4.7 Registration Rights Agreement, dated October 30, 2001, between CP Limited Partnership and Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC and A.G. Edwards & Sons, Inc.*

5.1 Opinion of Clifford Chance Rogers & Wells LLP regarding the legality of the exchange notes

10.1 Amended and Restated Agreement of Limited Partnership of CP Limited Partnership, dated January 22, 1997 (Incorporated by reference to Exhibit 10.1 filed with the Chateau Communities, Inc. Form 10-K for the year ended December 31, 1997)

10.2 Agreement and Plan of Merger, dated as of June 6, 2001, among Chateau Communities, Inc., CP Limited Partnership, Chateau Merger Sub, Inc., Second Merger Sub, LLC, Partnership Merger Sub, LLC, CWS Communities Trust, CWS Communities LP and Security Capital Manufactured Housing Incorporated (Incorporated by reference to
               Exhibit 2.1 filed with the Chateau Communities, Inc. Form 8-K filed with the SEC on August 20, 2001)

12.1           Statement of Computation of Ratio of Earnings to Fixed Charges

21.1           Subsidiaries of CP Limited Partnership

23.1           Consent of PricewaterhouseCoopers LLP


23.2           Consent of PricewaterhouseCoopers LLP


                                   Part II-1

23.3 Consent of Clifford Chance Rogers & Wells LLP (Included in its opinion filed as Exhibit 5.1)

24.1 Power of Attorney (Included in Part II of the initial filing of this registration statement on Form S-4)*

25.1 Statement of Eligibility of Trustee on Form T-1. (Previously filed with the SEC by CP Limited Partnership on December 9, 1997 under the Trust Indenture Act of 1939, as amended)

99.1           Form of Letter of Transmittal

99.2           Form of Notice of Guaranteed Delivery

99.3           Form of Letter to Brokers Form of Instructions to Brokers

99.4           Form of Letter to Clients


-------------------------------
*   Previously Filed.





                                   Part II-2

ITEM 22.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the unregistered notes which remain unexchanged at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this exchange offer registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this exchange offer registration statement through the date of responding to the request.

                                   Part II-3

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 1st day of March, 2002.


                                  CP LIMITED PARTNERSHIP

                                  By:     Chateau Communities, Inc., its
                                            General Partner

                                  By:     /s/ Tamara D. Fischer
                                          -------------------------------------
                                          Tamara D. Fischer
                                          Chief Financial Officer

                                  By:     ROC Communities, Inc., its other
                                            General Partner

                                  By:     /s/ Tamara D. Fischer
                                          -------------------------------------
                                          Tamara D. Fischer
                                          Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:


       Signature                                 Title                                  Date
       ---------                                 -----                                  ----

/s/ John A. Boll*                Chairman of the Board of Directors             March 1, 2002
---------------------------      of Chateau Communities, Inc.
John A. Boll


/s/ Gary P. McDaniel*            Director and Chief Executive                   March 1, 2002
---------------------------      Officer (Principal Executive Officer)
Gary P. McDaniel                 of Chateau Communities, Inc.


/s/ C.G. Kellogg*                Director and President of Chateau              March 1, 2002
---------------------------      Communities, Inc.
C.G. Kellogg


/s/ Tamara D. Fischer            Chief Financial Officer (Principal             March 1, 2002
---------------------------      Financial Accounting Officer) of
Tamara D. Fischer                Chateau Communities, Inc.


/s/ Edward R. Allen*             Director of Chateau Communities,               March 1, 2002
---------------------------      Inc.
Edward R. Allen


/s/ Gebran S. Anton*             Director of Chateau Communities,               March 1, 2002
---------------------------      Inc.
Gebran S. Anton


/s/ James L. Clayton*            Director of Chateau Communities,               March 1, 2002
---------------------------      Inc.
James L. Clayton


/s/ Steven G. Davis*             Director of Chateau Communities,               March 1, 2002
---------------------------      Inc.
Steven G. Davis


/s/ James M. Hankins*            Director of Chateau Communities,               March 1, 2002
---------------------------      Inc.
James M. Hankins


/s/ Rhonda G. Hogan*             Director of Chateau Communities,               March 1, 2002
---------------------------      Inc.
Rhonda G. Hogan


/s/ John A. Boll*                Director of ROC Communities,                   March 1, 2002
---------------------------      Inc.
John A. Boll


/s/ Gary P. McDaniel*            Director of ROC Communities,                   March 1, 2002
---------------------------      Inc.
Gary P. McDaniel

/s/ C.G. Kellogg*                Director of ROC Communities,                   March 1, 2002
---------------------------      Inc.
C.G. Kellogg



------------------------
*   By Tamara D. Fischer, Attorney-in-Fact